UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5001 LBJ Freeway, Suite 850

Dallas, Texas 75244

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

In January 2006, Crdentia Corp. (the “Company”) issued 8% Convertible Debentures (the “Debentures”) to the purchasers listed on the signature pages to a Securities Purchase Agreement dated January 6, 2006 (the “Purchase Agreement”).  As previously reported, the Company has recently completed three closings of a private placement of the Company’s common stock at $0.60 per share pursuant to a Securities Purchase Agreement, as amended, and Registration Rights Agreement, as amended (the “Offering”).  Pursuant to the Purchase Agreement, the purchasers of the Debentures have the right to exchange all or some of their Debentures for shares of the Company’s common stock based on the Offering price per share of $0.60.  On March 14, 2007, the Company received a notice from Whalehaven Capital Fund Ltd., one of the purchasers of the Debentures, informing the Company that it will exchange its Debentures into shares of the Company’s common stock at $0.60 pursuant to the terms of the Debentures, for a total of 1,156,011 shares of common stock.  On March 15, 2007, the Company received a notice from Vestal Venture Capital, informing the Company that it will exchange its Debentures into shares of the Company’s common stock at $0.60 pursuant to the terms of the Debentures, for a total of 171,650 shares of common stock.  These Debentures were terminated upon the completion of the exchange.

The shares of common stock issued in the exchange of the Debentures described above were issued in a private placement transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The Purchase Agreement and the form of Debenture were filed as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed by the Company on January 10, 2006.  The Securities Purchase Agreement and the Registration Rights Agreement were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed on January 29, 2007.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained above in Item 1.02 is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

March 19, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer